UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to § 240.14a-12
CHYRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate Number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747
(631) 845-2000

August 1, 2007

Dear Shareholders:

On behalf of the Board of Directors and management of Chyron Corporation (the "Company"), I cordially invite you to attend a Special Meeting of Shareholders to be held on Wednesday, August ___, 2007, at 9:30 a.m. (the "Special Meeting"), at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY 10022.

The purposes of the Special Meeting are to 1) authorize a reverse stock split of not less than one (1) share of Common Stock for two (2) shares of Common Stock nor more than one (1) share of Common Stock for four (4) shares of Common Stock, of the Company's issued Common Stock, in order to meet the listing requirements of a national securities exchange and 2) approve an amendment to the Company's 1999 Incentive Compensation Plan to increase the maximum number of authorized shares by two million (2,000,000) shares, as more fully described in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend this Special Meeting, it is important that you cast your vote. Instructions appear below and are on your proxy/voting card. Please vote as soon as possible. If you attend this Special Meeting, you may vote your shares in person.
Sincerely,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive
Officer and Director

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST ___, 2007

TO THE SHAREHOLDERS OF CHYRON CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Chyron Corporation, a New York corporation (hereinafter the "Company"), will be held at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY 10022 on Wednesday, August ___, 2007 at 9:30 a.m. for the following purposes:

1. To authorize the Board of Directors, in its sole discretion, to amend the Company's Restated Certificate of Incorporation, at any time on or before August ___, 2008 to effect a reverse stock split of the Company's issued common stock, par value $.01 per share ("Common Stock") in order to meet the listing requirements of a national securities exchange. To effect the reverse stock split, the Company would issue not less than one (1) share of Common Stock in exchange for two (2) shares of Common Stock nor more than one (1) share of Common Stock in exchange for four (4) shares of Common Stock. The exact ratio of the reverse stock split will be determined during the process of the Company applying for listing on a national securities exchange.

2. To approve an amendment to the Company's 1999 Incentive Compensation Plan to increase the maximum number of authorized shares by 2,000,000.

The Board of Directors has fixed the close of business on July __, 2007 as the record date of the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Special Meeting. The list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for ten (10) calendar days immediately preceding August ___, 2007.

Whether or not you plan to attend the Special Meeting, please vote following the instructions on your proxy/voting instruction card. You may change or revoke your proxy at anytime before it is voted.

By Order of the Board of Directors,

/s/ Robert S. Matlin, Esq.
Robert S. Matlin, Esq.,
Secretary
Melville, New York
August 1, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE SO AS TO ENSURE A QUORUM AT THE MEETING.

CHYRON CORPORATION

TABLE OF CONTENTS

Page

INFORMATION CONCERNING VOTE	1

PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY
TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT (PROPOSAL 1)	3

AMENDMENT TO THE COMPANY'S 1999 INCENTIVE COMPENSATION
PLAN TO INCREASE THE MAXIMUM NUMBER OF AUTHORIZED
SHARES BY 2,000,000 (PROPOSAL 2)	6

PRINCIPAL SHAREHOLDERS	6

ANNUAL REPORT ON FORM 10-K; REPORT ON FORM 10-Q	9

CHYRON CORPORATION
5 Hub Drive
Melville, New York 11747

PROXY STATEMENT

For Special Meeting of Shareholders
to be Held on August ___, 2007

Approximate Mailing Date of Proxy Statement and Form of Proxy: August 1, 2007.

INFORMATION CONCERNING VOTE

General

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Chyron Corporation, a New York corporation (hereinafter, "Chyron" or the "Company"), for use at a Special Meeting of Shareholders to be held on Wednesday, August ___, 2007, at 9:30 a.m. (Eastern), and at any and all adjournments thereof (the "Special Meeting"), with respect to the matters referred to in the accompanying notice. The Special Meeting will be held at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP, 599 Lexington Avenue, 32nd Floor, New York, NY 10022.

Voting Rights and Outstanding Shares

Only shareholders of record at the close of business on July __, 2007 are entitled to notice of and to vote at the Special Meeting. At the close of business on June 29, 2007, 45,675,421 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Special Meeting.

How to Vote

If you are a registered shareholder (shareholder of record), you may vote your shares in one of four ways.

    Vote via the Internet by going to www.proxyvote.com, or
    Vote via telephone by calling, toll-free, 1-800-690-6903, or
    Vote by mail by marking, signing and dating your proxy card and returning it in the business reply envelope provided and return it to Chyron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY, USA 11717, or
    Attend and vote at the meeting in person.

If your shares are held in street name, your broker, bank or other holder of record will provide you with a voting instruction card so you can instruct them how to vote your shares. As an alternative to submitting your voting instructions by mail, you may be able to submit your voting instructions via the Internet or by telephone. Please refer to the voting instruction card for more information about how to vote your street name shares. If your shares are held in street name, you are not a holder of record of those shares and you may not vote them in person at the Special Meeting unless you have a legal proxy, from the holder of record, which you should obtain from the holder of record and bring with you to the Special Meeting.

Revocability of Proxies

You may change your vote or revoke your proxy at any time prior to the polling of votes at the Special Meeting.

For registered shareholders, if you voted by proxy card and mailed it in the enclosed pre-paid envelope, you may revoke such proxy by notice in writing to the Secretary of the Company, or change your vote by signing another later dated proxy card and sending it to the Secretary of the Company, at the above address. If you voted by Internet or telephone, you may change your vote by voting again by Internet or telephone prior to the Special Meeting. Alternatively, you may revoke your proxy or change your vote at the Special Meeting prior to the polling of votes.

For shares held in street name, you should contact your broker, bank or other holder of record about revoking your proxy and changing your vote prior to the meeting.

Unless revoked, the shares represented by duly executed proxies received by the Company prior to the Special Meeting will be presented at the Special Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR granting the Board the authority to amend the Restated Certificate of Incorporation as discussed below under the caption "PROPOSAL TO GRANT THE BOARD THE AUTHORITY TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT (PROPOSAL 1)" and (2) FOR the amendment to the Company's 1999 Incentive Compensation Plan to increase the maximum number of authorized shares by two million (2,000,000) as discussed below under the caption "AMENDMENT TO THE COMPANY'S 1999 INCENTIVE COMPENSATION PLAN TO INCREASE THE MAXIMUM NUMBER OF AUTHORIZED SHARES BY 2,000,000 (PROPOSAL 2)". In their discretion, the proxies, Messrs. Michael Wellesley-Wesley and Christopher Kelly, are authorized to consider and vote upon such matters incident to the conduct of the Special Meeting and upon such other business matters or proposals as may properly come before the Special Meeting that the Board does not know a reasonable time prior to this solicitation will be presented at the Special Meeting.

Voting Procedures

All votes shall be tabulated by the inspector of elections appointed for the Special Meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker-dealer non-votes. The presence of a quorum for the Special Meeting, defined here as a majority of the votes entitled to be cast at the Special Meeting, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the Special Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the Special Meeting.

Under the New York Business Corporation Law, shareholders are not entitled to dissenter's rights of appraisal with respect to any matters to be considered and voted on at the Special Meeting, and the Company will not independently provide shareholders with any such right.

PROPOSAL TO GRANT THE BOARD THE AUTHORITY TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

(PROPOSAL 1)

Shareholders are being asked to grant the Board the authority, in its sole discretion, until August ___, 2008 (a period of one year from the date of this Special Meeting) to amend the Restated Certificate of Incorporation for the purpose of effecting a reverse stock split of the Company's Common Stock. The reverse stock split would be not less than one (1) share of Common Stock in exchange for two (2) shares of Common Stock nor more than one (1) share of Common Stock in exchange for four (4) shares of Common Stock. The exact ratio to be effected will be determined during the process of the Company applying for listing on a national securities exchange. In lieu of receiving fractional shares, shareholders shall receive cash.

The Board believes it is in the best interests of the Company and its shareholders to grant the Board this authority. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board will have the absolute right, without further action by the shareholders, to decide whether to proceed with the Reverse Stock Split. The Reverse Stock Split will only be effectuated when and if the Board (or a duly authorized Committee of the Board) authorizes the actual filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York.

The Company is authorized to issue 150,000,000 shares of Common Stock, of which 45,675,421 shares were issued and outstanding as of the close of business on June 29,2007. As proposed and if effected, the Reverse Stock Split would reduce the number of outstanding shares to approximately 22,835,200 if a one (1) for two (2) shares reverse split were effected, and approximately 11,415,800 if a one (1) for four (4) shares reverse split were effected. Because fractional shares will be paid in cash, the Reverse Stock Split would affect each remaining shareholder's proportionate equity interest in the Company. The estimated cash required to pay out fractional shares in cash to shareholders is approximately $5,800 if a one (1) for two (2) shares reverse split is effected, and approximately $13,950 if a one (1) for four (4) shares reverse split is effected, and the estimated number of shareholder accounts that would be closed upon payment of cash for fractional shares post-reverse split are approximately 1,160 (11% of estimated total) or approximately 1,850 (17% of estimated total) respectively. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock would be affected by this transaction.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Reasons for the Proposed Reverse Stock Split

The Company is considering listing its Common Stock on a national securities exchange, which requires that the market price of the Company's Common Stock trade at certain minimum levels which the Company's Common Stock does not currently trade at. The Board believes that the Reverse Stock Split is in the best interests of the Company as a means of achieving the minimum stock price requirement of a national securities exchange. The Company has recently submitted an application for listing on the American Stock Exchange. There can be no assurance that the Company will be accepted for listing. It is currently anticipated that assuming satisfaction of all other listing requirements, the Company will effectuate a reverse split and may be required to trade for a period of time post-reverse split at a minimum share price acceptable to the American Stock Exchange before the Company will be accepted to listing on the American Stock Exchange.

Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to change control of the Company, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

Exchange of Stock Certificates

If the amendment is approved by the Company's shareholders, and if the Board effects the Reverse Stock Split, the Company will file its amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York. The Reverse Stock Split will become effective on the date of the filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York (the "Effective Date") and the shareholders will be notified on or after the Effective Date that the Reverse Stock Split has been effected. The Company's transfer agent, The American Stock Transfer and Trust Company, will act as its exchange agent (the "Exchange Agent") for holders of Common Stock in implementing the exchange of their certificates.

As soon as practicable after the Effective Date, shareholders shall be notified and requested to surrender their old certificates to the Exchange Agent in exchange for the proper number of new certificates. Beginning on the Effective Date, each old certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock as a result of the Reverse Stock Split. To the extent a shareholder holds a number of shares not evenly divisible, the Company will pay cash for fractional interests as described below.

Liquidation of Fractional Shares

No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Assuming approval of the Reverse Stock Split by the Company's shareholders, shareholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the closing price of the Company's Common Stock as reported on the Over The Counter Bulletin Board on the Effective Date for each such share of Common Stock held prior to the Effective Date.

The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of the above referenced fractional interests. Shareholders are encouraged to surrender their old certificates to the Exchange Agent for new certificates evidencing whole shares of the Common Stock and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by shareholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

Description of Company's Securities

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of preferred stock, with no par value (the "Preferred Stock"). As of June 29, 2007, there were 45,675,421 issued and outstanding shares of Common Stock. No shares of Preferred Stock were outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board may, from time-to-time, determine. Each shareholder is entitled to one vote for each share of Common Stock held of record, on all matters submitted to a vote of shareholders. There are no cumulative voting rights in connection with the election of directors. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities under the Company's charter documents. There are no redemption or sinking fund provisions applicable to the Common Stock. Upon liquidation, dissolution, or winding up of the Company, the assets legally available for distribution to shareholders are distributable ratably among the holders of the Common Stock outstanding at that time, after payment of liquidation preferences, if any, on any outstanding Preferred Stock and payment of claims of creditors.

Preferred Stock

The Company's Restated Certificate of Incorporation provides that the Company may issue 1,000,000 shares of Preferred Stock in one or more series. The Board is authorized to establish, from time-to-time, the number of shares to be included in, and the designation of, any such series, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power or other rights of the holders of Common Stock.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply as a result of the Reverse Stock Split, based on the federal income tax laws in effect on the date hereof. BECAUSE THE FOLLOWING PROVIDES ONLY A BRIEF SUMMARY OF THE GENERAL FEDERAL INCOME TAX RULES, INDIVIDUALS SHOULD NOT RELY THEREON FOR INDIVIDUAL TAX ADVICE, AS EACH TAXPAYER SITUATION AND THE CONSEQUENCES OF ANY PARTICULAR TRANSACTION WILL VARY DEPENDING UPON THE SPECIFIC FACTS AND CIRCUMSTANCES INVOLVED. RATHER, EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL AS WELL AS STATE AND LOCAL INCOME AND ANY OTHER TAX ADVICE.

The Reverse Stock Split should not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described above). The holding period of the shares of Common Stock will include the shareholder's respective holding periods for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor, reduced, if applicable, by the basis in the fractional shares which were exchanged for cash as described above.

A shareholder who receives cash in lieu of fractional shares will be treated as if the Company had issued fractional shares to him and immediately redeemed such shares for cash. Such shareholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his old Common Stock applicable to such fractional shares had they actually been issued. Such gain or loss shall be a capital gain or loss (if such shareholder's Common Stock was held as a capital asset), any such capital gain or loss shall generally be long-term capital gain or loss to the extent such shareholder's holding for his Common Stock exceeds twelve months. Shareholders should consult their own individual tax advisors for the proper treatment of this transaction.

AMENDMENT TO THE COMPANY'S 1999 INCENTIVE COMPENSATION PLAN
TO INCREASE THE MAXIMUM NUMBER OF AUTHORIZED SHARES

BY TWO MILLION (2,000,000)

(PROPOSAL 2)

On July 11, 2007, the Board unanimously adopted, subject to approval by the Company's shareholders, an amendment to the Company's 1999 Incentive Compensation Plan (the "1999 Plan") to increase the maximum number of shares available for grant thereunder by two million (2,000,000) shares, from seven and a half million (7,500,000) to nine and a half million (9,500,000). The Board believes that this additional share increase is necessary to continue to provide competitive long-term incentive awards to key employees, which are linked to the creation of shareholder value. The proposed amendment to the 1999 Plan is attached to this Proxy Statement as Appendix A. The amendment will not become effective unless shareholder approval of this Proposal is obtained.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

Reasons for the Proposed Amendment to the 1999 Plan

The Board believes it is important to amend the 1999 Plan so as to provide a mechanism to grant additional stock options and other stock awards to directors, employees and consultants as an incentive and to tie their interests closer to those of our shareholders. In addition, the Board believes it is important to have reserved a sufficient number of shares to support stock option grants and awards for the foreseeable future.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of June 29, 2007, certain information about all persons who, to the Company's knowledge, were beneficial owners of 5% or more of Common Stock of the Company (1).

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(2)	Class(2)(3)

LMS Capital plc (4)	7,976,591	17.45%
Carlton House, 33 Robert Adam Street
London, W1U 3HR
England, U.K.

Christopher R. Kelly (5)	6,372,290	13.91%
800 Fifth Avenue, Suite 1400
Seattle, WA 98104

Michael I. Wellesley-Wesley (6)	3,533,147	7.62%

Security Ownership of Management

The following table sets forth, as of June 29, 2007, certain information with respect to the beneficial ownership of each class of the Company's equity securities by each director and the named executive officers of the Company and all directors and executive officers of the Company as a group(1).
Name of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership (2)	Total (2)(3)

Christopher R. Kelly (5)	6,372,290	13.91%

Michael I. Wellesley-Wesley (6)	3,533,147	7.62%

Eugene M. Weber (7)	490,631	1.07%

Jerry Kieliszak (8)	399,982	*

Donald P. Greenberg (9)	233,333	*

Kevin Prince (10)	154,999	*

Richard P. Greenthal (11)	62,500	*

Michael C. Wheeler (12)	62,500	*

All directors and executive officers
As a group (8 persons)	11,309,382	23.82%

* Less than one percent (1%).

(1) These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him/her.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options exercisable up to 60 days after June 29, 2007 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(3) In calculating the percent of the outstanding shares of Common Stock, 45,675,421 shares of Common Stock which were outstanding on June 29, 2007, as well as, where applicable, all shares issuable on the exercise of stock options up to 60 days after June 29, 2007 held by the particular beneficial owner that are included in the column to the left of this column, are deemed to be outstanding.

(4) Includes 3,715,391 shares beneficially owned by LMS Tiger Investments Limited ("Tiger"), 404,041 shares beneficially owned by Lion Investments Ltd. ("Lion"), and 3,857,159 shares beneficially owned by Westpool Investment Trust plc ("Westpool"). Tiger, Lion and Westpool are investment companies wholly-owned by LMS Capital plc. By virtue of this relationship, LMS Capital plc is an indirect beneficial owner of the securities owned by Tiger, Lion and Westpool.

(5) Includes 120,000 shares that may be acquired upon the exercise of presently exercisable options.

(6) Includes 2,678,147 shares directly owned by Sun Life Pension Management and Paris Investments Limited and which Michael Wellesley-Wesley is deemed to be beneficial owner and 155,000 shares directly owned by his spouse. Also includes 700,000 shares that may be acquired upon the exercise of presently exercisable options.

(7) Includes 229,298 shares owned by the Weber Family Trust dated 1/6/89, 64,000 shares owned by a trust for Angela S. Weber, of which Mr. Weber is custodian and 54,000 shares owned by a trust for Paige Averell Weber of which Mr. Weber is custodian. Also includes 133,333 shares that may be acquired upon the exercise of presently exercisable options.

(8) Includes 383,333 shares that may be acquired upon the exercise of presently exercisable options.

(9) Includes 183,333 shares that may be acquired upon the exercise of presently exercisable options.

(10) Includes 154,999 shares that may be acquired upon the exercise of presently exercisable options.

(11) Includes 62,500 shares that may be acquired upon the exercise of presently exercisable options.

(12) Includes 62,500 shares that may be acquired upon the exercise of presently exercisable options.

COST OF SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Special Meeting, Proxy Statement and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held on record by such fiduciaries and the Company may reimburse such persons for their reasonable expenses in so doing.

ANNUAL REPORT ON FORM 10-K; REPORT ON FORM 10-Q

The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of (i) the Company's Annual Report on Form 10-K filed with the SEC, for the period January 1, 2006 through December 31, 2006, including the financial statements and the schedules thereto and (ii) the Company's Quarterly Report on Form 10-Q for the period January 1, 2007 through March 31, 2007, including the exhibits thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Ms. Margaret Roed, Chyron Corporation, 5 Hub Drive, Melville, New York 11747. Each such request must set forth a good faith representation that, as of July __, 2007, the person making the request was a beneficial owner of securities entitled to vote at the Special Meeting. The Company incorporates herein the Annual Report by reference.

By Order of the Board of Directors,

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President, Chief Executive Officer and Director

Melville, New York
August 1, 2007

APPENDIX A

(AS PROPOSED TO BE AMENDED SUBJECT TO SHAREHOLDER APPROVAL)

CHYRON CORPORATION

1999 Incentive Compensation Plan

Section 4.(a) of the 1999 Incentive Compensation Plan is amended as follows

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 9,500,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

A-1